DECLARATION OF TRUST AND ACKNOWLEDGEMENT OF CONTRIBUTION

WHEREAS FIC INVESTMENTS USA CORP. ("FIC-USA") entered into an Offer to Purchase (the "Offer") dated February 27, 2007 with Phoenix Land Ventures Ltd. ("Phoenix") for the purchase of certain real estate property (the "Property") located in the Province of Alberta;

AND WHEREAS FIC-USA entered into the Offer as agent on behalf of CALMAR LAKESIDE DEVELOPMENT LTD. ("Calmar") and, pursuant to an Agency Agreement between FIC-USA and Calmar dated February 27, 2007, Calmar is the legal and beneficial owner of the Property;

AND WHEREAS the parties have contributed funds to Calmar for the purpose of acquiring the Property;

AND WHEREAS the parties will be contributing additional funds to Calmar for the purpose of acquiring the Property;

AND WHEREAS the parties hereto wish to set out their respective financial contribution to Calmar and their respective interest in the Property, including any profits derived from the sale or development of the Property.

NOW THEREFORE in consideration of the mutual premises set out herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agree as follows:

1. Notwithstanding that FIC-USA is the registered holder of the Property, the beneficial owner is Calmar, and FIC-USA is the registered owner of the Property in trust for Calmar.

2. To the date of this agreement, Calmar, through its agent, FIC-USA, has advanced amounts (the "Principal") towards the purchase price of the Property.

3. To the date of this agreement, FIC-USA has advanced $1,053,452 to Calmar and FIC Investment Ltd. has advanced $155,552 to Calmar. FIC-USA and FIC are collectively referred to as the "Contributors". To the date of this agreement, FIC-USA's and FIC's contributions represent 87.1% and 12.9% of the total contribution.

4. Each of the Contributors shall be entitled, in an amount equal to their respective percentage interest, to receive any profits derived from any sale, disposition or transaction involving the Property.

5. The Contributors may, until such time as the Property has been sold, contribute additional funds to the development of the Property and, as such, the Contributors' percentage ownership interest in the Property and any profits derived from the sale of the Property will be adjusted accordingly. Of the total amounts that have been advanced or are to be advanced from FIC-USA, FIC, and other related companies, FIC-USA percentage ownership must remain in excess of 50%.

6. Upon the sale or disposition of the Property, the parties agree that the proceeds derived there from shall be allocated, firstly, to the repayment, in full, of any and all loans, including any accrued but unpaid interest, that may be owed to any arm's length party. Thereafter, any remaining proceeds shall be distributed to the Contributors, for the repayment of principal and profits, if any, in accordance with their respective percentage interest in the Property.

7. Calmar and FIC-USA hereby acknowledge that any proceeds received from the sale of the Property shall be held in trust, on behalf of each of the Contributors in accordance with their percentage interest.

8. The payment terms, and other particulars respecting the payment of profits, if any, and the payment of Principal to the Contributors with proceeds derived from the sale, development or other transaction involving the Property, shall be mutually agreed to between the parties hereto.

9. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

10. This Agreement may be signed in one or more counterparts, originally or by facsimile, each such counterpart taken together shall form one and the same agreement.

Dated this _____ day of April 2007.

CALMAR LAKESIDE DEVELOPMENT LTD.

Per: ______________________________
Authorized Signatory

FIC INVESTMENT LTD.

Per: ______________________________
Authorized Signatory

FIC INVESTMENTS USA CORP.

Per: ______________________________
Authorized Signatory